UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Athens Bancshares Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

April 12, 2011
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Athens Bancshares Corporation (the “Company”). The meeting will be held at the Sherman Fine Arts Building, Tennessee Wesleyan College, 204 East College Street, Athens, Tennessee, on Wednesday, May 11, 2011, at 8:30 a.m., local time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Hazlett, Lewis & Bieter, PLLC, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from shareholders.
It is important that your shares are represented at the meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote by promptly completing and mailing the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.

Sincerely,

Jeffrey L. Cunningham President and Chief Executive Officer

ATHENS BANCSHARES CORPORATION
106 Washington Avenue
Athens, Tennessee 37303
(423) 745-1111
NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., local time, on Wednesday, May 11, 2011.

PLACE	Sherman Fine Arts Building, Tennessee Wesleyan College, 204 East College Street, Athens, Tennessee.

ITEMS OF BUSINESS	(1) To elect two directors for a term of three years;

(2) To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 31, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction form sent to you. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

Joele A. Cardwell
Corporate Secretary
Athens, Tennessee
April 12, 2011

ATHENS BANCSHARES CORPORATION

PROXY STATEMENT

GENERAL INFORMATION
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Athens Bancshares Corporation for the 2011 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Athens Bancshares Corporation as the “Company,” “we,” “our” or “us.”
Athens Bancshares Corporation is the holding company for Athens Federal Community Bank. In this proxy statement, we may also refer to Athens Federal Community Bank as the “Bank.”
We are holding the 2011 annual meeting of shareholders at the Sherman Fine Arts Building, Tennessee Wesleyan College, 204 East College Street, Athens, Tennessee, on Wednesday, May 11, 2011 at 8:30 a.m., local time.
We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 12, 2011.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 11, 2011
This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at http://www.cfpproxy.com/6767.
INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
You are entitled to vote your shares of Athens Bancshares Corporation common stock that you owned as of March 31, 2011. As of the close of business on March 11, 2011, 2,777,250 shares of Athens Bancshares Corporation common stock were outstanding. Each share of common stock has one vote.
The Company’s charter provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.
Ownership of Shares; Attending the Meeting
You may own shares of Athens Bancshares Corporation in one or more of the following ways:
•	Directly in your name as the shareholder of record;
•	Indirectly through a broker, bank or other holder of record in “street name”;
•	Indirectly through the Athens Federal Community Bank Employee Stock Ownership Plan;

•	Indirectly through the Athens Federal Community Bank 401(k) Plan; or
•	Indirectly through the Athens Bancshares Corporation 2010 Equity Incentive Plan.
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Athens Bancshares Corporation common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.
If you own shares of Company common stock indirectly through the Athens Federal Community Bank Employee Stock Ownership Plan, the Athens Federal Community Bank 401(k) Plan or the Athens Bancshares Corporation 2010 Equity Incentive Plan, see “Participants in the ESOP, 401(k) Plan and Equity Incentive Plan” for voting information.
Quorum and Vote Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
Vote Required for Proposals. At this year’s annual meeting, shareholders will elect two directors for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.
In voting on the ratification of the appointment of the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as our independent registered public accounting firm for 2011, the affirmative vote of a majority of the votes cast at the annual meeting is required.
Routine and Non-Routine Proposals. Applicable stock exchange rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. The election of directors is considered non-routine proposals, and the proposal to ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm is considered a routine proposal.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the proposal.
Voting by Proxy
The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:
•	FOR the election of each of the nominees for director; and
•	FOR the ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your shares have been voted at the annual meeting, deliver a later-dated and properly executed proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Participants in the ESOP, 401(k) Plan and Equity Incentive Plan
If you participate in the Athens Federal Community Bank Employee Stock Ownership Plan (the “ESOP”) or if you invest in Company common stock through the Athens Bancshares Corporation Stock Fund in the Athens Federal Community Bank 401(k) Plan (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, all allocated shares of Company common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Company common stock held by the ESOP and allocated shares for which no timely voting instructions are received are generally voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the stock fund trustees of the 401(k) Plan how to vote the shares in the Athens Bancshares Corporation Stock Fund credited to his or her account. The stock fund trustees will vote all shares for which timely voting instructions are not received in the same proportion as shares for which the trustees received voting instructions. If you participate in the Athens Bancshares Corporation 2010 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card for the purpose of directing the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan. The deadline for returning your voting instruction forms is May 4, 2011.

CORPORATE GOVERNANCE
Director Independence
The Company’s Board of directors currently consists of nine members, all of whom are independent under the listing requirements of the Nasdaq Stock Market, Inc. except for Jeffrey L. Cunningham who serves as President and Chief Executive Officer of the Company and the Bank. In determining the independence of directors, the Board of Directors considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit made to Directors Howard and Thompson, in addition to the transactions disclosed under “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” below, but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.
Board Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors of the Company has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Larry D. Wallace serves as Chairman of the Board of the Company and Jeffrey L. Cunningham serves as President and Chief Executive Officer of the Company. Mr. Wallace is independent under the listing requirements of the Nasdaq Stock Market, Inc.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The Chairman of the Board and independent members of the board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policy
The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.
Committees of the Board of Directors
The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, Inc. Each committee operates under a written charter that is approved by the Board of Directors and that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Investor Relations section of our website (www.athensfederal.com).

Nominating/
Corporate
	Audit		Compensation		Governance
Director	Committee		Committee		Committee

James L. Carter, Jr.	X				X
Elaine M. Cathcart			X		X
Jeffrey L. Cunningham
G. Scott Hannah	X		X	*	X
G. Timothy Howard			X		X
Myra NanDora Jenne	X		X		X
M. Darrell Murray	X				X
Lyn B. Thompson	X	*			X
Larry D. Wallace					X	*

Number of Meetings in 2010	8		7		2

*	Denotes Chairperson
Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for providing oversight relating to our consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Company’s Board of Directors has designated Lyn B. Thompson as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.
Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee assists the Board of Directors in: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (2) recommending to the Board the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (4) leading the Board in its annual review of the Board’s performance; and (5) recommending director nominees for each committee.
Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.
If a candidate is deemed eligible for election to the Board of Directors, the Nominating/ Corporate Governance Committee will then evaluate the following criteria in selecting nominees:
•	contributions to the range of talent, skill and expertise of the Board of Directors;
•	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;
•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria; and
•	current equity holdings in the Company.
The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.
With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:
For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee will also consider director candidates recommended by shareholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/ Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Considerations of Recommendations by Shareholders. The policy of the Nominating/Corporate Governance Committee is to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/ Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.	The name of the person recommended as a director candidate;
2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;
3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.	As to the shareholder making the recommendation, the name and address of such shareholder as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Board and Committee Meetings
During the fiscal year ended December 31, 2010, the Board of Directors of the Bank held twelve regular meetings and one special meeting, and the Board of the Directors of the Company held eleven regular meetings and two special meetings. Except for Ms. Cathcart, no director attended fewer than 75% of the total meetings of the Company’s or the Bank’s Board of Directors and the respective committees on which such director served during fiscal 2010.
Director Attendance at the Annual Meeting of Shareholders
The Board of Directors encourages each director to attend the Company’s annual meeting of shareholders. Each of the Company’s directors attended the Company’s 2010 annual meeting of shareholders, except for Dr. Carter and Ms. Jenne, who was not a member of the Board of Directors at the time of the meeting.
Code of Ethics and Business Conduct
The Company has adopted a code of ethics and business conduct which applies to all of the Company’s and the Bank’s directors, officers and employees. A copy of the code of ethics and business conduct is available to stockholders in the Investor Relations portion of our website (www.athensfederal.com).
REPORT OF THE AUDIT COMMITTEE
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to U.S. Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (The Auditor’s Communication With Those Charged With Governance), including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their consideration of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
Audit Committee of the Board of Directors of
Athens Bancshares Corporation
Lyn B. Thompson, Chairperson
James L. Carter, Jr.
G. Scott Hannah
Myra NanDora Jenne
M. Darrell Murray

DIRECTOR COMPENSATION
The following table provides the compensation received by individuals who served as directors, and who were not also named executive officers, of Athens Bancshares Corporation during the 2010 fiscal year.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards (1)	Total
Dr. James L. Carter, Jr.	$22,800	$—	$—	$22,800
Elaine M. Cathcart	22,800	—	15,116	37,916
G. Scott Hannah	28,800	—	15,116	43,916
G. Timothy Howard	22,800	—	15,116	37,916
Myra NanDora Jenne (2)	7,600	—	15,116	22,716
M. Darrell Murray	22,800	—	15,116	37,916
Lyn B. Thompson	34,800	—	15,116	49,916
Larry D. Wallace	28,800	—	15,116	43,916

(1)	Reflects the compensation expense to be recorded in accordance with FASB ASC Topic 718 on outstanding stock option awards for each of the non-employee directors, based upon a fair value of $1.27 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see note 11 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at December 31, 2010 was 11,902 for each director listed above.

(2)	Ms. Jenne was appointed to the Company’s and Bank’s Board of Directors on September 1, 2010.
Cash Retainer and Meeting Fees For Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our directors for their service on the Board of Directors of the Bank and the Company during the fiscal year ending December 31, 2011.

Board of Directors of Athens Federal Community Bank:
Monthly Retainer	$1,500
Additional Monthly Retainer for Chairman of the Board	500
Additional Monthly Retainer for Audit Committee Chairperson	1,000
Additional Monthly Retainer for Compensation Committee Chairperson	500
Board of Directors of Athens Bancshares Corporation:
Monthly Retainer	$400
Director’s Deferred Compensation Agreement. The Bank has entered into a director’s deferred compensation agreement with James L. Carter, Jr. Under the terms of the agreement, Dr. Carter may defer the receipt of meeting and other board fees until the date he retires from the Board of Directors. Pursuant to the agreement, within 90 days after his retirement as a director, Dr. Carter may elect to receive any deferred compensation, together with accumulated interest, in either a single lump sum or in equal monthly installments distributable over a period of 60 to 180 months. If Dr. Carter elects to receive his deferred compensation amounts in monthly installments, the Bank will credit the monthly payments with an interest rate equal to the highest rate allowed to be credited on savings or certificate accounts as of December 31 of the succeeding calendar year after Dr. Carter’s election. Furthermore, if Dr. Carter experiences financial hardship, as such term is defined in the agreement, he may apply to the Bank for the distribution of all or any part of his deferred compensation account. If Dr. Carter dies before the commencement of benefit payments under the agreement, the agreement provides that benefits will be payable to Dr. Carter’s beneficiary, together with accumulated interest thereon, in either a single lump sum or in equal monthly installments distributable over a period of 60 to 180 months. At December 31, 2010, the balance of Dr. Carter’s deferred compensation account totaled $410,000.

STOCK OWNERSHIP
The following table provides information as of March 31, 2011 about the persons, other than directors and executive officers, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

			Percent
	Number of		of Common Stock
Name and Address	Shares Owned		Outstanding (1)

Athens Federal Community Bank	207,368	(2)	7.47%
Employee Stock Ownership Plan 106 Washington Avenue Athens, Tennessee 37303

Athens Federal Community Bank 401(k) Plan	284,283		10.24
106 Washington Avenue Athens, Tennessee 37303

Sandler O’Neill Asset Management, LLC	247,200	(3)	8.90
SOAM Holdings, LLC Malta Partners, L.P. Malta Hedge Fund, L.P. Malta Hedge Fund II, L.P. Malta Offshore, Ltd. Terry Maltese 780 Third Avenue, 5th Floor New York, New York 10017

(1)	Based on 2,777,250 shares of the Company’s common stock outstanding and entitled to vote as of March 31, 2011.

(2)	As of March 31, 2011, 14,812 shares have been allocated to participants’ ESOP accounts.

(3)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on May 3, 2010.

The following table provides information about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers and by all directors, nominees for director and executive officers of the Company as a group as of March 31, 2011. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

	Number of		Percent of
	Shares		Common Stock
Name	Owned (1)(2)(3)		Outstanding (4)

Directors:
Dr. James. L. Carter, Jr.	39,860	(5)	1.44%
Elaine M. Cathcart	54,761	(6)	1.97
Jeffrey L. Cunningham	53,083		1.91
G. Scott Hannah	39,261	(7)	1.41
G. Timothy Howard	12,261		*
Myra NanDora Jenne	15,161		*
M. Darrell Murray	41,961	(8)	1.51
Lyn B. Thompson	40,081	(9)	1.44
Larry D. Wallace	9,761		*

Executive Officers Who Are Not Directors:
Michael R. Hutsell	43,346	(10)	1.56
Jay Leggett, Jr.	56,657	(11)	2.04
Ross A. Millsaps	10,739		*

All Directors and Executive Officers as a Group (12) persons	416,932		15.01%

*	Represents less than 1% of the Company’s outstanding shares.

(1)	Includes shares held under the Athens Federal Community Bank 401(k) Plan through a unitized Employer Stock Fund as follows: Mr. Cunningham—30,000 units; Mr. Hutsell—20,087 units; Mr. Leggett—15,266 units; and Mr. Millsaps—10,297 units.

(2)	Includes shares of unvested restricted stock held under the Athens Bancshares Corporation 2010 Equity Incentive Plan as follows: Dr. Carter—0 shares; Ms Cathcart—4,761 shares; Mr. Cunningham-22,218 shares; Mr. Hannah—4,761 shares; Mr. Howard—4,761 shares; Ms. Jenne—4,761 shares; Mr. Murray—4,761 shares; Ms Thompson—4,761 shares; Mr. Wallace—4,761 shares; Mr. Hutsell—22,218 shares; Mr. Leggett—16,663 shares; and Mr. Millsaps-0 shares. Shares of restricted stock vest in five equal annual installments beginning on the first anniversary of the date of grant, which was January 19, 2011 for each director and executive officer listed above.

(3)	Includes shares allocated under the Bank’s employee stock ownership plan as follows: Mr. Cunningham-865 shares; Mr. Hutsell-791 shares; Mr. Leggett-728 shares; and Mr. Millsaps-442 shares.

(4)	Based on 2,777,250 shares of the Company’s common stock outstanding and entitled to vote as of March 31, 2011.

(5)	Includes 10,000 shares held by IRA, 20,000 shares held by Dr. Carter’s spouse, 1,310 shares held by his spouse’s IRA, 8,000 shares held jointly by his spouse and son and 550 shares held by Dr. Carter’s spouse as custodian for their grandson.

(6)	Includes 5,500 shares held by IRA, 13,400 shares held by Ms. Cathcart’s spouse and 6,600 shares held by her spouse’s IRA.

(7)	Includes 20,885 shares held by IRA and 13,615 shares held by Mr. Hannah’s spouse’s IRA.

(8)	Includes 25,000 shares held by IRA, 5,000 shares held by Mr. Murray’s spouse and 7,200 shares held by his spouse’s IRA.

(9)	Includes 10,000 shares held by IRA and 25,320 shares held by Ms. Thompson’s spouse’s IRA.

(10)	Includes 150 shares held as custodian for Mr. Hutsell’s niece and 100 shares held as custodian for his nephew.

(11)	Includes 7,800 shares held by Mr. Leggett’s sons.

ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS
Item 1 — Election of Directors
The Company’s Board of Directors consists of nine members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are Myra NanDora Jenne and Larry D. Wallace, each of whom are currently directors of the Company and the Bank. The Board of Directors has not renominated Dr. James L. Carter, Jr. for election as a director of the Company upon the expiration of his term at this year’s annual meeting of shareholders because he exceeds the director age limitation set forth in the Company’s bylaws. The Board of Directors has adopted a resolution decreasing the size of the Board from nine to eight directors effective upon the expiration of Dr. Carter’s term as director at the annual meeting. There are no family relationships among the directors.
Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.
The Board of Directors recommends that shareholders vote “FOR” the election of all of the nominees.
Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of December 31, 2010. The starting year of service as director relates to service on the Board of Directors of the Bank.
Board Nominees for Terms Ending in 2014
Myra NanDora Jenne is a practicing attorney at Jenne, Scott & Jenne, PLLC, a law firm located in Cleveland, Tennessee. Age 42. Director since 2010.
Ms. Jenne’s background and experience provides the Board with the skills and insight necessary to assess and address governance and legal issues associated with overseeing the operations of a public company.
Larry D. Wallace serves as Chairman of the Board of Directors of the Bank and the Company. Mr. Wallace previously served as the Director of the Tennessee Bureau of Investigation for 12 years from 1992 through 2003. Upon his retirement as Director of the Tennessee Bureau of Investigation, Mr. Wallace returned home to Athens, Tennessee and presently serves Tennessee Wesleyan College as Vice President of Administration. Age 66. Director since 2006.
Mr. Wallace’s involvement with Tennessee Wesleyan College has allowed him to develop strong ties to the community, providing the board with valuable insight regarding the local business and consumer environment. In addition, Mr. Wallace is also a strong advocate of the Company and the Bank through his extensive civic and community involvement.

Directors Continuing in Office with Terms Ending in 2012
Elaine M. Cathcart is a retired Chief Manager of Mayfield Realty. Age 62. Director since 1993.
Ms. Cathcart’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Bank.
Jeffrey L. Cunningham serves as President and Chief Executive Officer of the Company and the Bank. Mr. Cunningham is a licensed attorney with significant experience in real estate and probate law as well as general corporate and commercial practice. Mr. Cunningham joined the Bank as Chief Operating Officer in October 1999 and became President and Chief Executive Officer in March 2000. Age 53. Director since 1992.
Mr. Cunningham’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operations of the Company and Bank. In addition, Mr. Cunningham’s legal background and experience provides the Board with unique skills needed to guide the Company and its management effectively. Mr. Cunningham’s knowledge of all aspects of the Company’s and Bank’s business and history, combined with his success and strategic vision, positions him well to continue to serve as our President and Chief Executive Officer.
G. Timothy Howard is the President of Howard Brothers Logging, Inc., a timber products company. Age 52. Director since 2001.
Mr. Howard’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board with valuable insight regarding the local business and consumer environment. In addition, Mr. Howard offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.
Directors Continuing in Office with Terms Ending in 2013
G. Scott Hannah is the retired owner of Hiwassee Sales, Inc., a wholesale beverage distributor. Age 60. Director since 2003.
Mr. Hannah’s background offers the Board of Directors substantial small company management experience, specifically within the region in which the Bank conducts its business, and provides the Board with valuable insight regarding the local business and consumer environment. In addition, Mr. Hannah offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.
M. Darrell Murray is a self-employed realtor and auctioneer. Age 65. Director since 1993.
Mr. Murray’s background provides the Board of Directors with critical experience in real estate matters, which are essential to the business of the Bank.
Lyn B. Thompson has worked as a self-employed certified public accountant since January 2007. From January 2005 to January 2007, Ms. Thompson served as Chief Financial Officer of Smoky Management, LLC, a cash advance company. Before that, Ms. Thompson was a Director at G.R. Rush & Company, P.C., a certified public accounting firm. Age 51. Director since 2005.
As a certified public accountant, Ms. Thompson provides the Board of Directors with experience regarding accounting and financial matters.

Item 2 — Ratification of the Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Hazlett, Lewis & Bieter, PLLC to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by shareholders. A representative of Hazlett, Lewis & Bieter, PLLC is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares cast at the annual meeting, the Audit Committee of the Board of Directors may consider other independent registered public accounting firms.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for the 2011 fiscal year.
Audit Fees. The following table sets forth the fees billed to the Company by Hazlett, Lewis & Bieter, PLLC for the fiscal years ended December 31, 2010 and 2009.

	2010	2009
Audit fees (1)	$124,794	$241,325
Audit related fees (2)	85,971	62,123
Tax fees (3)	14,100	20,833
All other fees	—	—

(1)	Includes fees for the audit of the consolidated financial statements and review of the interim financial information contained in the quarterly reports on Form 10-Q and other regulatory reporting. In addition, this category includes fees for services associated with SEC registration statements or other documents filed in connection with securities offerings including comfort letters, consents and assistance with the review of documents filed with the SEC.

(2)	Includes fees for attestation and related services traditionally performed by the auditor including attestation services not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Includes fees for tax compliance services including preparation of original and amended federal and state income tax returns, preparation of personal property tax returns and tax payment and planning advice.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Company’s Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by the independent registered public accounting firm and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements.
Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2010, all of the audit related fees, tax fees and all other fees set forth above were approved by the Audit Committee.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following information is furnished for the principal executive officer and the next two most highly compensated executive officers of the Company whose total compensation for the year ended December 31, 2010 exceeded $100,000. These individuals are referred to in this proxy statement as “named executive officers.”

				Stock	Option	All Other
Name and Principal Position	Year	Salary (1)	Bonus	Awards	Awards (2)	Compensation (3)	Total
Jeffrey L. Cunningham	2010	$262,810	$26,858	$—	$70,542	$201,777	$561,987
President & Chief Executive Officer	2009	256,810	50,393	—	—	196,405	503,608

Michael R. Hutsell	2010	175,000	42,000	—	70,542	26,025	313,567
Vice President, Chief Operating Officer and Chief Financial Officer	2009	152,938	68,275	—	—	19,073	240,286

Jay Leggett, Jr.	2010	150,000	52,500	—	52,906	40,108	295,514
City President—Cleveland	2009	125,166	42,000	—	—	36,770	203,936

(1)	For Mr. Cunningham, includes $18,000 received in board fees during the year ended December 31, 2009.

(2)	Reflects the compensation expense to be recorded in accordance with FASB ASC Topic 718 on outstanding stock option awards based upon a fair value of $1.27 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see note 11 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(3)	Details of the amounts disclosed in the “All Other Compensation” column for the fiscal year ended December 31, 2010 are provided in the table below:

	Mr. Cunningham		Mr. Hutsell		Mr. Leggett
Employer contributions to 401(k) plan	$22,049		$20,146		$17,332
Supplemental executive retirement plan	106,581		423		583
Deferred compensation credit	48,898	(a)	—		—
Perquisites	24,249	(b)	—	(c)	22,193	(d)

(a)	Represents a non-cash credit by the Bank to a deferred compensation account established under Mr. Cunningham’s employment agreement.

(b)	Includes an automobile allowance of $15,666 and $8,583 for country club dues and employer paid insurance premiums.

(c)	Did not exceed $10,000.

(d)	Includes an automobile allowance of $13,534 and $8,659 for country club dues and employer paid insurance premiums.

Employment Agreements
The Bank and the Company entered into separate employment agreements with each of Messrs. Cunningham and Hutsell effective April 1, 2010. In addition, the Bank entered into an employment agreement with Mr. Leggett effective July 23, 2010. Each employment agreement provides for a three-year term, subject to annual renewal by the boards of directors for an additional year beyond the then-current expiration date. The term of each agreement currently expires on April 1, 2014. The current aggregate base salaries under the employment agreements are $270,694, $180,250 and $154,500 for Messrs. Cunningham, Hutsell and Leggett, respectively. The agreements also provide for participation in employee benefit plans and programs maintained for the benefit of employees and senior management personnel, including incentive compensation, health and welfare benefits, retirement benefits and certain fringe benefits as described in the agreements and, in the case of Mr. Cunningham, continued annual contributions to a deferred compensation account established under the employment agreement.
Upon termination of employment (other than termination in connection with a change in control), each executive has agreed not to solicit our employees for two years from his date of termination and not to compete with us for one year from his date of termination.
Under the employment agreements, we agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.
Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised options and unvested restricted stock awards for each named executive officer as of December 31, 2010.

	Number of	Number of
	Securities	Securities			Number of	Market Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option	Option	Restricted Stock	Restricted Stock
	Options	Options	Exercise	Expiration	That Have Not	That Have Not
Name	Exercisable	Unexercisable (1)	Price	Date	Vested	Vested

Jeffrey L. Cunningham	—	55,545	$11.50	12/15/2020	—	$—

Michael R. Hutsell	—	55,545	11.50	12/15/2020	—	—

Jay Leggett, Jr.	—	41,658	11.50	12/15/2020	—	—

(1)	Options vest in five equal annual installments beginning one year from the date of grant which was December 15, 2010 for all named executive officers.
Life Insurance Benefits
We have entered into group carve-out plans with Messrs. Cunningham and Hutsell pursuant to which the proceeds of certain insurance policies are divided upon the death of the executive. Under the plans, if Messrs. Cunningham or Hutsell dies prior to termination of employment, his beneficiary will receive a benefit equal to three times the executive’s annual salary less $50,000, up to a maximum benefit of $450,000. The executive’s participation in the plan terminates at the time the executive terminates employment (other than on account of death or following a change in control).

Nonqualified Deferred Compensation
Supplemental Executive Retirement Plan Agreements. In 2006, we entered into a separate supplemental executive retirement agreement with Mr. Cunningham. We entered into similar agreements with Messrs. Hutsell and Leggett in 2010. Under the agreement with Mr. Cunningham, we will provide him with an annual benefit (payable in monthly installments) of $160,000 for 20 years if he separates from service with the Bank after attaining age 58. Under the agreements with Messrs. Hutsell and Leggett, we will provide Messrs. Hutsell and Leggett with an annual benefit (payable in monthly installments) of $100,000 for 15 years if they separates from service with the Bank after attaining age 62. The executives are also entitled to certain benefits under the agreements if they terminate employment before those ages or on account of death or disability.
If we terminate the named executive officers’ employment before age 58, in the case of Mr. Cunningham, or before age 62, in the case of Messrs. Hutsell and Leggett, for reasons other than cause or disability, they will receive a reduced annual benefit (based on the amount we have accrued toward the normal retirement benefit) for 20 years, in the case of Mr. Cunningham, and 15 years, in the case of Messrs. Hutsell and Leggett, payable commencing at the time Mr. Cunningham turns age 58 or at the time Messrs. Hutsell and Leggett turn age 62. If the named executive officers voluntarily terminate employment with us before age 58, in the case of Mr. Cunningham, or before age 62, in the case of Messrs. Hutsell and Leggett, they will receive the vested portion of the account value (determined based on the amount we have accrued toward the normal retirement benefit) for 20 years or 15 years, respectively, payable commencing at the time they turn age 58 or age 62, respectively. Under the agreements, Messrs. Cunningham, Hutsell and Leggett were 46.43%, 2.78% and 3.13% vested as of December 31, 2010.
Potential Post-Termination Benefits
The following is a summary of the potential post-termination benefits our named executive officers would have been eligible to receive as of December 31, 2010, had their employment with us been terminated under the circumstances described below as of that date.
Death. Under each of the employment agreements with Messrs. Cunningham, Hutsell and Leggett, if the executive dies during the term of the agreement, we will pay his estate the compensation that would have been due to him through the expiration date of the term of the agreement. We will make this payment within 9 months of the executive’s death. Upon his death, Mr. Cunningham will also vest in the deferred compensation account established for him under the employment agreement.
Under life insurance group carve-out plans we have entered into with Messrs. Cunningham and Hutsell, if Messrs. Cunningham or Hutsell dies while employed, his beneficiary will receive a benefit equal to three times the executive’s annual salary less $50,000, up to a maximum benefit of $450,000.
If any of the named executive officers die while in active service, we will pay his beneficiary the normal retirement benefit under the supplemental executive retirement plan agreement that otherwise would have been paid to him for 20 years, in the case of Mr. Cunningham, and 15 years in the case of Messrs. Hutsell and Leggett. If any of the executives die after separating from service, his beneficiary will receive or continue to receive the benefit to which he was otherwise entitled under the supplemental retirement plan agreement.
Upon their death, the stock options granted to each of the named executive officers fully vest and become exercisable for one year.

Disability. Under the employment agreement with Mr. Cunningham, if we terminate his employment due to disability, we will pay him the compensation and benefits due under the agreement for (i) any period leading up to the termination of his employment on account of the disability and (ii) for the remaining term of the agreement. Under the agreements with Messrs. Hutsell and Leggett, if we terminate the executive’s employment due to disability, we will pay the executive the compensation and benefits (other than any bonus) due under the agreement for any period leading up to the termination of his employment on account of the disability. We will reduce the disability payments due under the employment agreements by amount payable to the executives during the same periods of time under any disability plan covering the executives. Upon his termination of employment due to disability, Mr. Cunningham will also vest in the deferred compensation account established for him under the employment agreement.
If any of the named executive officers separate from service with us before attaining age 58, in the case of Mr. Cunningham, or age 62, in the case of Messrs. Hutsell and Leggett, as a result of disability, he will receive an annual benefit under his supplemental executive retirement plan agreement equal to 100% of the account value determined under the agreement for 20 years, in the case of Mr. Cunningham, or 15 years, in the case of Messrs. Hutsell and Leggett, commencing at the time he separates from service.
Upon their termination of employment on account of disability, all stock options granted to the named executive officers full vest and become exercisable for one year.
Just Cause. None of the named executive officers has the right to receive any payments or benefits under his employment agreement if we terminate his employment for “Just Cause.” The term “Just Cause” is defined in the employment agreements as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties stated herein, willful violation of any law, rule or regulation (other than traffic violations or similar non-criminal offenses) or final cease-and-desist order, or material breach of any provision of the employment agreement.
Each of the named executive officers will forfeit all benefits under his supplemental executive retirement plan agreement, as well as all rights associated with the stock options granted to him, if his employment is terminated for cause.
Without Just Cause or with Good Reason. If we terminate any of the named executive officer’s employment without “Just Cause” or if any of them terminates employment with “Good Reason,” we will provide him with his annual base salary for the remaining term of the agreement, plus an additional year of base salary. In addition, we will continue the executive’s medical and life insurance coverage until the earlier of (i) the date on which the executive returns to work with us or another employer, (ii) age 65, (iii) death or (iv) the remaining term of his employment agreement. If we cannot continue to provide medical and life insurance coverage for the executive, then we will provide him with a lump sum cash benefit equal to the present value of the estimated cost of the coverage (plus any related tax indemnification payments) for the remaining term of the agreement. The employment agreements define “Good Reason” as any of the following events, to which the named executive officer does not provide his written consent: (i) a failure to re-appoint the executive to his position of employment, (ii) a material change in his position so that the position becomes one of lesser importance or responsibility, (iii) a material reduction in his base salary or benefits (other than a reduction that is applicable to all executives or is part of an overall reduction that does not discriminate against the executive) and (iv) a relocation of the executive’s place of employment by more than 25 miles.

Under the supplemental executive retirement plan agreements, if we terminate the named executive officers’ employment before age 58, in the case of Mr. Cunningham, or before age 62, in the case of Messrs. Hutsell and Leggett, for reasons other than cause or disability, they will receive a reduced annual benefit (based on the amount we have accrued toward the normal retirement benefit) for 20 years, in the case of Mr. Cunningham, and 15 years, in the case of Messrs. Hutsell and Leggett, payable commencing at the time Mr. Cunningham turns age 58 or at the time Messrs. Hutsell and Leggett turn age 62. If the named executive officers voluntarily terminate employment with us before age 58, in the case of Mr. Cunningham, or before age 62, in the case of Messrs. Hutsell and Leggett, they will receive the vested portion of the account value (determined based on the amount we have accrued toward the normal retirement benefit) for 20 years or 15 years, respectively, payable commencing at the time they turn age 58 or age 62, respectively. Under the agreements, Messrs. Cunningham, Hutsell and Leggett were 46.43%, 2.78% and 3.13% vested as of December 31, 2010.
Voluntary Resignation. Under the employment agreements, if any of the named executive officers voluntarily terminates employment with us upon 90 days’ written notice, we will provide the executive with the compensation due him through the date of his termination. Mr. Cunningham is also entitled to the vested portion of the deferred compensation account established for him under his employment agreement.
Under the supplemental executive retirement plan agreements, if the named executive officers voluntarily terminate employment with us before age 58, in the case of Mr. Cunningham, or before age 62, in the case of Messrs. Hutsell and Leggett, they will receive the vested portion of the account value (determined based on the amount we have accrued toward the normal retirement benefit) for 20 years or 15 years, respectively, payable commencing at the time they turn age 58 or age 62, respectively. Under the agreements, Messrs. Cunningham, Hutsell and Leggett were 46.43%, 2.78% and 3.13% vested as of December 31, 2010.
Change in Control. Under the employment agreements, if a change in control (as defined in the agreements) occurs and the executive terminates employment involuntarily or with good reason, we will pay him a lump equal to three times his average annual taxable income for the five taxable years before the year in which the change in control occurs. In addition, we will provide the executive with the same post-termination health and welfare coverage as if he had terminated without cause or with good reason.
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments” if they are contingent upon a change in control. These amounts are referred to as “excess parachute payments.” Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to a federal income tax deduction for any amount above the base amount. For purposes of Section 280G, an individual’s “base amount” generally equals his average annual taxable compensation for the five taxable years preceding the year in which the change in control occurs. The agreements allow, but do not require, the executives to reduce their change in control payments to the extent necessary to ensure that they will not receive “excess parachute payments,” which otherwise would result in the imposition of an excise tax and loss of the tax deduction.
Under the supplemental executive retirement plan agreements, the executives are entitled to the normal retirement benefit if they separate from service for any reason, other than for cause, following a change in control. The change in control benefit would be payable at the later of the executive’s separation from service or his normal retirement age (age 58 for Mr. Cunningham and age 62 for Messrs. Hutsell and Leggett) under the agreements.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2010.
Transactions with Related Persons
Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
The Bank currently maintains a preferred rate employee loan program that is available to all employees of the Bank and its subsidiaries and does not give preference to any executive officer over any other employee. Non-employee directors of the Bank are not eligible to participate in the preferred rate employee loan program. Pursuant to the terms of the program, consumer loan rates are generally based on the Bank’s most recent cost of funds, which is determined on a monthly basis by the Bank’s Vice President, Chief Operating Officer and Chief Financial Officer. In addition, under the terms of the program, real estate loans are generally offered at the prevailing loan rate less 1.0%, with the exception of certain adjustable rate loans, which will generally remain at the prevailing rate during the discounted or locked period and then be adjusted to 1.0% less than the prevailing margin. With respect to real estate loans, origination fees are waived on both in-house and secondary market loans and employee loan closing costs are equal to those fees imposed upon third parties. Home equity lines of credit are also offered to employees at a rate equal to the Wall Street Journal prime rate index minus 0.50%. Generally, the minimum and maximum rate for employee home equity loans is 2.75% and 18.0%, respectively, and all annual fees are waived for employees.

The preferred rate employee loan program is made available to employees at the completion of 90 days of employment and all loan funds must be used by employees for personal purposes only. In addition, the program does not extend to members of an employee’s family and loan benefits may not be used to fund an employee’s outside business activities. Reduced employee loan margins only apply to employees who meet the Bank’s normal underwriting criteria and employee loans made pursuant to the program are subject to credit approval and normal underwriting standards. If an employee’s employment with the Bank is terminated, rates made available under the preferred employee loan program will increase to the terms of the loan contained in the initial disclosure. At December 31, 2010, none of our named executive officers had any outstanding loans under the preferred rate employee loan program. However, at that date, Ross A. Millsaps, our Vice President and Chief Credit Officer, had an outstanding home equity line of credit with an available credit line of $50,000 and an outstanding construction loan for construction of a new primary residence with a total commitment of $590,000 under the preferred rate employee loan program. At December 31, 2010, the outstanding balances of Mr. Millsaps’ home equity line of credit and construction loan were approximately $50,000 and $584,000, respectively. These loans, which were originated on February 2, 2007 and November 5, 2008, respectively, were accruing interest at rates of 2.75% and 4.375% per annum, respectively, at December 31, 2010. During the fiscal year ended December 31, 2010, Mr. Millsaps made total interest and principal payments of approximately $1,400 and $0, respectively, with respect to the home equity line of credit and $26,000 and $0, respectively, with respect to the construction loan.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
The aggregate outstanding balance of loans extended by the Bank to its executive officers and directors and related parties was $1.6 million at December 31, 2010. These loans were performing according to their original terms at December 31, 2010. In addition, these loans were made in the ordinary course of business, on substantially the same terms, including interest rates except for those made in accordance with employee benefits program discussed above and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features when made.
Other Transactions. Since January 1, 2010, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 14, 2011. If next year’s annual meeting is held on a date that is more than 30 calendar days from May 11, 2012, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nomination and/or proposals to the Company’s Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the annual meeting is given to shareholders, such notice must be delivered not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.
SHAREHOLDER COMMUNICATIONS
The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to Athens Bancshares Corporation, P.O. Box 869, Athens, Tennessee 37371-0869. Communications to the Board of Directors should be sent to the attention of Joele A. Cardwell, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the attention of the Chairman of the particular committee, with a copy to Larry D. Wallace, the Chairman of the Nominating/Corporate Governance Committee. It is in the discretion of the Nominating/Corporate Governance Committee as to whether a communication sent to the full Board should be brought before the full Board.
MISCELLANEOUS
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.
The Company’s Annual Report on Form 10-K has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report on Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

Joele A. Cardwell Corporate Secretary
Athens, Tennessee
April 12, 2011

REVOCABLE PROXY
ATHENS BANCSHARES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
May 11, 2011
8:30 a.m., Local Time
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 11, 2011
This Proxy Statement and the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available at http://www.cfpproxy.com/6767.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of the Board of Directors of Athens Bancshares Corporation (the “Company”), consisting of Jeffrey L. Cunningham, G. Scott Hannah and Lyn B. Thompson, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 11, 2011 at 8:30 a.m., local time, at the Sherman Fine Arts Building, Tennessee Wesleyan College, 204 East College Street, Athens, Tennessee, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).

Myra NanDora Jenne	Larry D. Wallace

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the independent registered public accounting firm of Athens Bancshares Corporation for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the nominees and proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the Annual Meeting.

Dated:
SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)
The above signed acknowledges receipt from Athens Bancshares Corporation, before the execution of this proxy, of a proxy statement for the annual meeting of shareholders and an Annual Report to Shareholders for the year ended December 31, 2010.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Dear ESOP Participant:
On behalf of the Board of Directors of Athens Bancshares Corporation (the “Company”), I am forwarding to you the attached yellow vote authorization form so that you may convey your voting instructions to Pentegra Trust Company, the trustee for the Athens Federal Community Bank Employee Stock Ownership Plan (“ESOP”), on the proposals presented at the Annual Meeting of Shareholders of the Company to be held on May 11, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and an Annual Report to Shareholders of the Company.
As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock (“Common Stock”) allocated to your account as of March 31, 2011, the record date for shareholders entitled to vote at the Annual Meeting. To direct the ESOP Trustee how to vote the shares of Common Stock allocated to your ESOP account, please complete, sign and submit the enclosed yellow vote authorization form in the postage paid envelope provided with this letter, no later than May 4, 2011. The unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received, will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants regarding the shares of Common Stock allocated to their accounts, subject its fiduciary duties.
Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Athens Federal Community Bank.

Sincerely,

/s/ Michael R. Hutsell
Michael R. Hutsell

Name:
VOTE AUTHORIZATION FORM
I understand that Pentegra Trust Company, the ESOP Trustee, is the holder of record and custodian of all shares of Athens Bancshares Corporation (the “Company”) common stock allocated to me under the ESOP. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 11, 2011.
Accordingly, you are to vote my shares as follows (please check one):
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).

Myra NanDora Jenne	Larry D. Wallace

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the independent registered public accounting firm of Athens Bancshares Corporation for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE LISTED PROPOSALS.
The ESOP Trustee is hereby authorized to vote any shares allocated to me in its trust capacity as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed
postage-paid envelope no later than May 4, 2011.

Dear 401(k) Plan Participant:
On behalf of the Board of Directors of Athens Bancshares Corporation (the “Company”), I am forwarding to you the attached blue vote authorization form so that you may convey your voting instructions to Pentegra Trust Company, the trustee for the Athens Federal Community Bank 401(k) Plan (the “401(k) Plan”), on the proposals presented at the Annual Meeting of Shareholders of the Company on May 11, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and the Annual Report to Shareholders of the Company.
As a 401(k) Plan participant investing in the Company common stock through the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee as to the voting of shares of Company common stock credited to your 401(k) Plan account as of March 31, 2011, the record date for the 2011 Annual Meeting of Shareholders.
At this time, in order to direct the voting of your shares of Company common stock credited to your account in the 401(k) Plan, you must complete, sign and submit the enclosed blue vote authorization form in the postage paid envelope provided with this letter, no later than May 4, 2011. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Athens Federal Community Bank.

Sincerely,

/s/ Michael R. Hutsell
Michael R. Hutsell

Name:
Shares:
VOTE AUTHORIZATION FORM
I understand that Pentegra Trust Company, the 401(k) Plan Trustee, is the holder of record and custodian of all shares of Athens Bancshares Corporation (the “Company”) common stock credited to my account under the Athens Federal Community Bank 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 11, 2011.
Accordingly, you are to vote my shares as follows (please check one):
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).

Myra NanDora Jenne	Larry D. Wallace

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the independent registered public accounting firm of Athens Bancshares Corporation for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE LISTED PROPOSALS.
The 401(k) Plan Trustee is hereby authorized to vote any shares credited to me in its trust capacity as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed
postage-paid envelope no later than May 4, 2011.

Dear Stock Award Holder:
On behalf of the Board of Directors of Athens Bancshares Corporation (the “Company”), I am forwarding to you the attached green vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc., the trustee for the Athens Bancshares Corporation 2010 Equity Incentive Plan (the “Incentive Plan”), on the proposals presented at the Annual Meeting of Shareholders of the Company to be held on May 11, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and the Annual Report to Shareholders of the Company.
You are entitled to vote all shares of restricted Company common stock awarded to you under the Incentive Plan that are unvested as of March 31, 2011, the record date for the Annual Meeting. The Incentive Plan Trustee will vote the shares of Company common stock held in the Incentive Plan Trust in accordance with the instructions it receives from you and other Stock Award Holders. To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached green vote authorization form and return it in the enclosed postage-paid envelope no later than May 4, 2011.
Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Athens Federal Community Bank.

Sincerely,

/s/ Michael R. Hutsell
Michael R. Hutsell

Name:
Shares:
VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Incentive Plan Trustee, is the holder of record and trustee of all unvested restricted shares of Athens Bancshares Corporation (the “Company”) common stock awarded to me under the Athens Bancshares Corporation 2010 Equity Incentive Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 11, 2011.
Accordingly, you are to vote my shares as follows (please check one):
1.	The election as directors of all nominees listed for a term of three years (unless the “For All Except” box is marked and the instructions below are complied with).

Myra NanDora Jenne	Larry D. Wallace

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the independent registered public accounting firm of Athens Bancshares Corporation for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE LISTED PROPOSALS.
The Incentive Plan Trustee is hereby authorized to vote any shares credited to me in its trust capacity as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed
postage-paid envelope no later than May 4, 2011.